Exhibit 4.40

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE, dated as of September 25, 2013 (the “Eighth Supplemental Indenture”), by and among Labenne Participações Ltda. (“Labenne”), Probiótica Laboratórios Ltda. (“Probiótica”), Valeant Pharmaceuticals International, Inc., a corporation continued under the British Columbia Business Corporations Act (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, VPII Escrow Corp., a corporation organized under the federal laws of Canada (the “Escrow Issuer”), has heretofore executed and delivered to the Trustee an Indenture, dated as of July 12, 2013 (the “Indenture”), providing for the issuance of the Escrow Issuer’s 6.75% Senior Notes due 2018 (the “2018 Notes”) and 7.50% Senior Notes due 2021 (the “2021 Notes” and, together with the 2018 Notes, the “Securities”);

WHEREAS, Labenne desires to provide a full and unconditional guarantee (the “Labenne Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, Probiótica desires to provide a full and unconditional guarantee (together with the Labenne Guarantee, the “Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee, Labenne and Probiótica are authorized to execute and deliver this Eighth Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to the Eighth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Definitions.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

2.           Guarantee.  Labenne and Probiótica hereby agree, jointly and severally, to provide a full and unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.

3.           Effectiveness of Eighth Supplemental Indenture.  This Eighth Supplemental Indenture shall become effective upon the execution and delivery of this Eighth Supplemental Indenture by the Company, Labenne, Probiótica and the Trustee.

4.           Indenture Remains in Full Force and Effect.  This Eighth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this Eighth Supplemental Indenture, shall remain in full force and effect.

5.           No Recourse Against Others.  No stockholder, officer, director or incorporator, as such, past, present or future of Labenne or Probiótica shall have any personal liability under this Guarantee, the Securities, the Indenture or this Eighth Supplemental Indenture by reason of his, her or its status as such stockholder, officer, director or incorporator.

6.           Headings.  The headings of the Articles and Sections of this Eighth Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.

7.           Counterparts.  This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8.           Governing Law.  This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

9.           Trustee Disclaimer.  The Trustee is not responsible for the validity or sufficiency of this Eighth Supplemental Indenture nor for the recitals herein.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first written above.

Company:	VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	Executive Vice President and Chief Financial Officer

LABENNE:	LABENNE PARTICIPAÇÕES LTDA.

	By:	/s/ Marcelo Noll Barbosa
		Name:	Marcelo Noll Barbosa
		Title:	Officer

	By:	/s/ Jairo Antonio Aidar
		Name:	Jairo Antonio Aidar
		Title:	Officer

PROBIÓTICA:	PROBIÓTICA LABORATÓRIOS LTDA.

	By:	/s/ Marcelo Noll Barbosa
		Name:	Marcelo Noll Barbosa
		Title:	Officer

	By:	/s/ Jairo Antonio Aidar
		Name:	Jairo Antonio Aidar
		Title:	Officer

[Signature Page to Eighth Supplemental Indenture to VPII Escrow July 2013 Indenture]

Trustee:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

	By:	/s/ Teresa Petta
		Name:	Teresa Petta
		Title:	Authorized Signatory

[Signature Page to Eighth Supplemental Indenture to VPII Escrow July 2013 Indenture]